 As filed with the Securities and Exchange Commission on August 3, 2007
Registration No. 333-144685

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Western Goldfields Inc.
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

2 Bloor Street West
Suite 2102, P.O. Box 110
Toronto, Ontario
Canada M4W 3E2
(416) 324-6000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Western Goldfields (USA), Inc.
6502 East Highway 78
Brawley, California 92227
(928) 341-4653 Extension 103

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Christopher J. Cummings, Esq.
Shearman & Sterling LLP
199 Bay Street, Commerce Court West, Suite 4405, P.O. Box 247, Toronto, Ontario M5L 1E8

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. The selling securityholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 3, 2007

Prospectus

6,056,180 Shares

Western Goldfields Inc.

Common Shares

________________

The selling securityholder named in this prospectus may offer and sell, from time to time in one or more offerings, up to 6,056,180 of our common shares deliverable from time to time in connection with the exercise of warrants. We will not receive any proceeds from any sale by the selling securityholder of the common shares.

Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in any accompanying prospectus supplement. We urge you to read carefully this prospectus and, if applicable, the accompanying prospectus supplement, before you make your investment decision.

Our common shares trade on the Toronto Stock Exchange under the symbol “WGI” and are quoted on the OTC Bulletin Board under the symbol “WGDFF.OB.” On August 2, 2007, the last reported sale price of our common shares on the Toronto Stock Exchange was Cdn$2.80 per share and on the OTC Bulletin Board was $2.68 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

________________

The date of this prospectus is                        , 2007.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling securityholder have authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. Neither we nor the selling securityholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “Western Goldfields” and the “Company” refer to Western Goldfields Inc., an Ontario corporation, and its consolidated subsidiaries. The terms “we,” “our,” “us,” “Western Goldfields” and the “Company” do not include or refer to the selling securityholder.

PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, the selling securityholder may, from time to time, sell the securities described in this prospectus in one or more offerings. Each time the selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus.

PROSPECTUS SUPPLEMENT

This prospectus provides you with a general description of the securities offered by the selling securityholder. In some cases, the selling securityholder will be required to provide a prospectus supplement containing specific information about the sale of common shares. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Western Goldfields, Inc.”

The prospectus supplement, if any, to be attached to the front of this prospectus may describe, as applicable: the offering price, the price paid for the securities and other specific terms related to the offering of these securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information about Western Goldfields, Inc.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT WESTERN GOLDFIELDS

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1024
Washington, DC 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like Western Goldfields, who file electronically with the SEC. The address of the site is www.sec.gov.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. The following documents, which have been filed by our predecessor, Western Goldfields, Inc. , an Idaho corporation, with the SEC, are incorporated by reference into this prospectus:

    •      Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed March 14, 2007;

•      Quarterly report on Form 10-QSB for the quarter ended March 31, 2007, filed on May 7, 2007; and

•      Current Reports on Form 8-K filed on January 19, 2007, April 5, 2007 and May 2, 2007.

The following documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:

•      Current Report on Form 8-K filed on July 6, 2007;

•      The description of our common shares contained in Amendment No. 2 to our Registration Statement on Form S-4 filed with the SEC on May 14, 2007 under the caption “Description of Shares of WG Ontario”; and

•      The description of our Shareholders’ Rights Plan contained in Amendment No. 2 to our Registration Statement on Form S-4 filed with the SEC on May 14, 2007 under the caption “Proposal 2 - Adoption of Shareholders’ Rights Plan.”

All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus are sold (other than current reports furnished under item 2.02 or item 7.01 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations
Western Goldfields Inc.
2 Bloor Street West
P.O. Box 110
Toronto, Ontario,
Canada M4W 3E2
Tel: (416) 324-6000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

FORWARD-LOOKING STATEMENTS

We have included and from time to time may make in our public filings, press releases and other public statements, certain statements, including without limitation, those under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus. In some cases these statements are identifiable through the use of words such a “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,”  “will,” “would,” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events and, by their nature, are inherently uncertain and beyond our control.

The nature of our business makes predicting the future trends of our revenues, expenses and net income difficult. The risks and uncertainties involved in our business could affect the matters referred to in such statements and it is possible that our actual results may differ materially from the anticipated results indicated in these forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include, without limitation:

•	the effect of political, economic and market conditions and geopolitical events;

•	our reputation;

•	investor sentiment; and

•	other risks and uncertainties detailed elsewhere throughout the prospectus.

Accordingly, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made, whether as a result of new information, future events or otherwise except as required by applicable law. You should, however, consult further disclosures we may make in future filings of our Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, any amendments thereto, and in the corresponding documents filed in Canada.

THE COMPANY

We were formed pursuant to a reorganization completed in June 2007 whereby our predecessor, Western Goldfields, Inc., an Idaho corporation (“WGI Idaho”), became our wholly-owned subsidiary. WGI Idaho was incorporated as Bismarck Mining in the State of Idaho in 1924 and changed its name to Western Goldfields, Inc. in July 2002. We are an independent gold producer focused on completing the expansion of the Mesquite Mine (“Mesquite” or the “Mine”) in Imperial County.

In early 2003, we commenced the process of acquiring Mesquite from Hospah Coal Company (“Hospah”), a wholly-owned subsidiary of Newmont Mining Corporation (“Newmont”). In November 2003, we acquired a 100% interest in Mesquite pursuant to an asset purchase agreement. These assets are now held by our wholly-owned subsidiary, Western Mesquite Mining Inc. The transaction included:

•	Assumption of reclamation and closure liabilities at the property, estimated at $6,000,000;

•
Provision of approximately $7,800,000 in reclamation bonds to various governmental authorities replacing equivalent bonds previously provided by Newmont. On January 22, 2007, we were notified that the required amount of bonding had been increased to $8,600,000;

•
Issuance of additional shares of our common stock and warrants to purchase our common stock valued at approximately $3,100,000. As a result of the transaction, Hospah acquired 3,454,468 shares of our common stock and warrants to purchase an additional 8,091,180 share of our common stock. On April 18, 2005, Hospah surrendered warrants to purchase 2,035,000 shares of common stock;

•	The grant to Hospah of a perpetual net smelter return royalty ranging, according to location, from 0.5% to 2.0% on any newly mined ore; and

•
The grant to Hospah of a net operating cash flow royalty equal to 50% of the proceeds received from the sale of gold and silver produced from materials in place on the heap leach pads on the date of the acquisition, less certain operating costs, capital expenses and other allowances and adjustments.

Mesquite is our most important asset, providing us with current gold production from material that was placed on the heap leach pads by Newmont and previous owners of the property. The gold produced has provided us with operating cash flow to help sustain our operations pending the reactivation of the Mine.

Our principal executive office is located at 2 Bloor Street, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada M4W 3E2. Our telephone number is (416) 324-6000.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common shares.

Risks Related To Our Operations

If we continue to experience significant operating losses, we may need additional financing to fund our operations, which may not be available to us.

We emerged from dormancy in 1999 to pursue mineral exploration and development opportunities, and we have a limited operating history in our current form. Since we reorganized our business in 2003, we have incurred operating costs in each quarter but only began to generate any revenue in January 2004. We have incurred cumulative net losses of approximately $25.7 million through December 31, 2006, and we expect to experience additional net losses in 2007.

We have a limited history of earnings or cash flow from our operations. In addition, in our acquisition of the Mesquite Mine, we purchased an asset that had been scheduled for closure by the previous owner. A subsidiary of Newmont Mining Corporation operated the Mesquite Mine in a limited caretaker mode with a view towards closure until our acquisition of the Mesquite Mine in November 2003. At that time, such subsidiary did not operate the Mesquite Mine as an operating mine but as an operation to be discontinued, and we may not be able to successfully reopen and operate the mine and to execute our business strategy.

We believe that additional financing will be required in the future to fund our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our properties, there is no assurance that any such activity will generate funds that will be available for operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our exploration and development efforts or any property acquisitions or be forced to cease operations.

Exploration and production may not prove successful, will involve risks and have no guaranteed outcome.

Our business operations are subject to risks and hazards inherent in the mining industry. The reactivation of the Mesquite Mine and the exploration for additional reserves involve significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate.

Our exploration and production may be hampered by mining, heritage and environmental legislation, industrial accidents, industrial disputes, cost overruns, land claims and compensation and other unforeseen contingencies. Our success also depends on the delineation of economically recoverable reserves, the availability and cost of required development capital, movement in the price of commodities, as well as obtaining all necessary consents and approvals for the conduct of our production and exploration activities.

Exploration and production at the Mesquite Mine may prove unsuccessful. Mineable reserves may become depleted resulting in a reduction of the value of those tenements and a diminution in our cash flow and cash reserves as well as possible relinquishment of the exploration and mining tenements.

Risks involved in mining operations include unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of any material, any of which could result in damage to life or property, environmental damage and possible legal liability.

Whether income will result from the Mesquite Mine depends on the successful establishment of mining operations. Factors including costs, actual mineralization, consistency and reliability of ore grades and commodity prices affect successful project development. The reactivation and efficient operation of processing facilities, the existence of competent operational management and prudent financial administration, as well as the availability and reliability of appropriately skilled and experienced consultants also can affect successful project development.

We have 46 full-time employees including our executive officers, and we are dependent on our directors, officers and third-party contractors.

We have five executive officers and 41 other individuals who are full time employees. We have a small number of individuals in management. We are also dependent upon the personal efforts and abilities of our consultants who we engage from time to time. Our consultants devote less than all of their time and efforts to our operations. We are currently seeking to hire geologists and engineers on a permanent basis and unless and until we do so we must rely on consultants paid on a per diem basis. Competition for such personnel is intense, and there is no assurance that we will be able to hire and retain such personnel in the future. We are also dependent upon the efforts and abilities of our officers and directors. While much of our operations are handled by our employees, our directors and officers direct our policies and manage our operations. The loss of any one of these individuals could adversely affect our business.

Our business is dependent on good labor and employment relations.

Production at the Mesquite Mine is dependent upon the efforts of our employees. Relations between us and our employees may be impacted by changes in labor relations which may be introduced by, among others, employee groups, unions, and the relevant governmental authorities in whose jurisdictions we carry on business. Adverse changes in such legislation or in the relationship between us and our employees may have a material adverse effect on our business, results of operations, and financial condition.

If we do not continually obtain additional deposits for gold production, we will be unable to achieve or maintain targeted production levels.

We must continually replace gold deposits depleted by production. Our Mesquite Mine operation began producing gold from material that the previous owners had placed on the heap leach pads. Depleted deposits must be replaced by expanding operations on our existing property or by locating new deposits in order for us to maintain our production levels over the long term. Success in exploration for gold is uncertain. There is no assurance that additional commercially viable mineral deposit exist on any other parts of our property. As a result, our metals inventory may decline as minerals are produced without adequate replacement.

Estimates of proven and probable deposits are uncertain, and any inaccuracies could result in the estimates being overstated.

Estimates of proven and probable deposits and costs of goods sold are subject to considerable uncertainty. Such estimates are, to a large extent, based on interpretations of geologic data obtained from drill holes and other sampling techniques. Gold producers use feasibility studies to derive estimates of costs of goods sold based upon anticipated tonnage and grades of minerals to be mined and processed, the predicted configuration of the deposits, expected recovery rates, comparable facility, equipment and operating costs, and other factors. Actual costs of goods sold and economic returns on projects may differ significantly from original estimates. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change. Any significant inaccuracies in these interpretations or assumptions or changes of conditions could cause the quantities and net present value of our deposits to be overstated. The data included and referred to in this prospectus represent only estimates. You should not assume that the present value referred to in this prospectus represents the current market value of our estimated deposits.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Increased costs could affect our financial condition.

Costs at the Mesquite Mine frequently are subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Unforeseen title defects may result in a loss of entitlement to production and reserves.

Our ownership of the Mesquite Mine could be subject to prior undetected claims or interests. Although we have performed a title review of the Mesquite Mine, the review does not guarantee or certify that an unforeseen defect in the chain of title will not arise to defeat a claim by us. If any such defect were to arise, our entitlement to the reserves associated with the Mesquite Mine could be jeopardized, and could have a material adverse effect on our financial condition, results of operations and our ability to timely execute our business plan.

Our business activities are subject to extensive laws and regulations that expose us to significant compliance costs and the risk of lawsuits.

Our operations and exploration and development activities are subject to extensive United States and Canadian federal, state, provincial and local laws and regulations governing various matters, including:

•	taxation;

•	mining royalties;

•	environmental protection; and

•	labor standards and occupational health and safety, including mine safety.

The costs associated with compliance with these laws and regulations are substantial and possible future laws and regulations, changes to existing laws and regulations or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of the Mesquite Mine. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the health and safety impacts of our past and current operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions.

Our operations are subject to numerous governmental permits which are difficult to obtain and we may not be able to obtain or renew all of the permits we require.

In the ordinary course of business, we are required to obtain and renew governmental permits for the operation, recommissioning and expansion of the Mesquite Mine. Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving costly undertakings on our part. The duration and success of our efforts to obtain and renew permits are contingent upon many variables not within our control including the interpretation of applicable requirements implemented by the permitting authority. We may not be able to obtain or renew permits that are necessary to our operations, or the cost to obtain or renew permits may exceed our estimates. Failure to comply with applicable environmental and health and safety laws and regulations may result in injunctions, fines, suspension or revocation of permits and other penalties. There can be no assurance that the Company has been or will at all times be in full compliance with all such laws and regulations and with its environmental and health and safety permits or that the company has all required permits. The costs and delays associated with compliance with these laws, regulations and permits and with the permitting process could stop the Company from proceeding with the operation or development of the Mesquite Mine or increase the costs of development or production and may materially adversely affect the Company’s business, results of operations or financial condition.

We are subject to substantial costs for compliance with environmental laws and regulation and may be subject to substantial costs for liability related to environmental claims.

Our exploration, production and processing operations are extensively regulated under various U.S. federal, state and local laws relating to the protection of air and water quality, hazardous waste management, endangered species, and mine reclamation. We may be subject to future liability for environmental costs, including capital costs to comply with environmental laws, costs associated with the remediation of soil or groundwater contamination at our current and formerly owned or operated properties, and reclamation and closure costs upon cessation of our operations at the Mesquite Mine. In addition, we may be subject to reclamation costs for our claims, even if we have not conducted the activity on those properties. Further, the regulatory environment for our operations could change in ways that would substantially increase our liability or the costs of compliance and that could have a material adverse effect on our operations or financial position.

Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. We have an existing insurance policy for our reclamation costs at the Mesquite Mine, but we are in the process of negotiating a supplement to that policy to cover the increase in reclamation costs due to Mesquite’s expansion. We may be unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances to cover potential liabilities.

Risks Related To Our Industry

We are dependent on the price of gold, which is subject to numerous factors beyond our control. A substantial or extended decline in gold prices would have a material adverse effect on our revenues, profits and cash flows.

Our business is extremely dependent on the price of gold, which is affected by numerous factors beyond our control. Factors tending to put downward pressure on the price of gold include:

•	sales or leasing of gold by governments and central banks;

•	a low rate of inflation and a strong U.S. dollar;

•	global and regional recession or reduced economic activity;

•	speculative trading;

•	the demand for gold for industrial uses, use in jewelry, and investment;

•	high supply of gold from production, disinvestment, scrap and hedging;

•	interest rates;

•	sales by gold producers in forward transactions and other hedging;

•	the production and cost levels for gold in major gold-producing nations; and

•	the cost level (in local currencies) for gold in major consuming nations.

Any drop in the price of gold would adversely impact our future revenues, profits and cash flows. In addition, sustained low gold prices can:

•	reduce revenues further by production cutbacks due to cessation of the mining of deposits or portions of deposits that have become uneconomic at the then-prevailing gold price;

•	halt or delay the development of new projects; and

•	reduce funds available for exploration, with the result that depleted minerals are not replaced.

During the last five years, the average annual market price of gold has fluctuated between $310 per ounce and $603 per ounce, as shown in the table below.

2002	2003	2004	2005	2006

$310	$364	$406	$445	$603

We are subject to substantial costs for compliance with environmental laws and regulations and may be subject to substantial costs for liability related to environmental claims.

Our exploration, production and processing operations are extensively regulated under various U.S. federal, state and local laws relating to the protection of air and water quality, hazardous waste management and mine reclamation. We may have potential future liability for environmental costs. In addition, we may be subject to reclamation costs for our claims, even if we have not conducted the activity on those properties. Further, the regulatory environment for our operations could change in ways that would substantially increase our liability or the costs of compliance and that could have a material adverse effect on our operations or financial position.

Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. We may be unable to undertake any trenching, drilling, or development on any of our properties until we obtain financial assurances to cover potential liabilities.

Our operations may be adversely affected by risks and hazards associated with the mining industry.

Our business is subject to a number of risks and hazards including adverse environmental effects, technical difficulties due to unusual or unexpected geologic formations, and pit wall failures.

Such risks could result in personal injury, environmental damage, damage to and destruction of our production facility, delays in mining and liability. For some of these risks, we maintain insurance to protect against these losses at levels consistent with our historical experience and industry practice. However, we may not be able to maintain current levels of insurance, particularly if there is a significant increase in the cost of premiums. Insurance against environmental risks is generally expensive and may not continue to be available for us and other companies in our industry. Our current policies may not cover all losses. Our existing policies may not be sufficient to cover all liabilities arising under environmental law or relating to hazardous substances. Moreover, in the event that we are unable to fully pay for the cost of remedying an environmental problem, we might be required to suspend or significantly curtail operations or enter into other interim compliance measures.

Numerous other companies compete in the mining industry, many of which have greater resources and technical capacity than us, as a result, we may be unable to effectively compete in our industry, which could have a material adverse effect on our future operations.

The mineral exploration and mining business is competitive in all of its phases. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than us, in the search for and the acquisition of attractive mineral properties. Our ability to operate successfully in the future will depend not only on its ability to develop the Mesquite Mine, but also on our ability to select and acquire suitable producing properties or prospects for mineral exploration. We may be unable to compete successfully with our competitors in acquiring such properties or prospects on terms we consider acceptable, if at all.

Gold producers must continually obtain additional reserves.

Gold producers must continually replace reserves depleted by production. Depleted reserves must be replaced by expanding known ore bodies or by locating new deposits in order for producers to maintain production levels over the long term. Exploration is highly speculative in nature, involves many risks and frequently is unproductive. No assurances can be given that any of our new or ongoing exploration programs will result in new mineral producing operations. Once mineralization is discovered, it may take many years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change.

Risks Related To Our Common Shares

We will likely require additional capital in the future and no assurance can be given that such capital will be available at all or available on terms acceptable to us.

It is likely that we will need to raise further capital to fund aspects of the business. The success and the pricing of any such financing will be dependent upon the prevailing market conditions at that time. If additional capital is raised by an issue of securities, this may have the effect of diluting the interests of our existing shareholders. Any debt financing, if available, may involve financial covenants that limit our operations. If we cannot obtain such additional financing, we may be required to reduce the scope of any activities that could adversely affect our business, operating results and financial condition.

Failure by us to achieve and maintain effective internal control over financial reporting in accordance with the rules of the SEC could harm our business and operating results and/or result in a loss of investor confidence in our financial reports, which could have a material adverse effect on our business and share price.

As a public company, we are required to comply with Section 404 of the Sarbanes-Oxley Act, and, beginning with the year ending December 31, 2007, we will have to obtain an annual attestation from our independent auditors regarding our internal control over financial reporting and management’s assessment of internal control over financial reporting. We cannot be certain as to the timing of completion of our internal control evaluation, testing and remediation actions or of their impact on our operations. Upon completion of this process, we may identify control deficiencies of varying degrees of severity under applicable SEC and Public Company Accounting Oversight Board rules and regulations that remain unremediated. We will be required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory authorities, including the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements, and our share price may be adversely affected as a result. If we fail to remedy any material weakness, our financial statements may be inaccurate, we may face restricted access to the capital markets and our share price may be adversely affected.

All of our directors and officers may not be subject to suit in the United States.

Our directors and officers reside in Canada and the United Kingdom. As a result, it may be difficult or impossible to effect service of process within the United States upon those individuals, to bring suit against any of those individuals in the United States or to enforce in the United State courts any judgment obtained there against any of those individuals predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that Canadian or British courts will enforce judgments of United States federal securities courts against any director or officer residing in Canada or the United Kingdom, including judgments obtained in actions predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States, or will enforce, in original actions, liabilities against such directors or officers predicated upon the United States federal securities laws or any such state securities or blue sky laws.

We may experience volatility in our share price.

The market price of our common shares may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

•	quarterly variations in operating results;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

•	additions or departures of key personnel;

•	any deviations in net sales or in losses from levels expected by securities analysts; and

•	future sales of common shares

As a result of any of these factors, the market price of our common shares at any given point in time may not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Because our securities trade on the OTC Bulletin Board, your ability to sell your shares in the secondary market may be limited.

If you trade our securities on the OTC Bulletin Board, such trades will be subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely affect the ability of purchasers to sell our securities through the OTC Bulletin Board and otherwise affect the trading market in our securities on the OTC Bulletin Board. Because our shares are deemed “penny stocks” in the United States, you may have difficulty selling them in the secondary trading market in the United States.

The Securities and Exchange Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined in the regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a “penny stock.” As our common shares fall within the definition of penny stock in the United States, these regulations require the delivery, prior to any transaction in the United States involving our common shares, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common shares and the ability of shareholders to sell our common shares in the secondary market would be limited. As a result, the market liquidity for our common shares would be severely and adversely affected. We can provide no assurance that trading in our common shares will not be subject to these or other regulations in the future, which would negatively affect the market for our common shares.

Any future restatement of our financial statements may adversely affect the trading price of our common shares.

In August 2006 we completed the restatement of our consolidated financial statements for the years ended December 31, 2005 and 2004, and we believe they are presented in accordance with the requirements of United States generally accepted accounting principles. However, such restatements do not prevent future changes or adjustments, including additional restatements. If there were future restatements of our consolidated financial statements, such restatements may adversely affect the trading price of the our common shares.

Our Shareholder Rights Plan may adversely affect existing shareholders

Our Shareholder Rights Plan may have the effect of deterring, delaying, or preventing a change in control that might otherwise be in the best interests of our shareholders. In general and subject to certain exceptions, share purchase rights issued under the plan become exercisable when a person or group acquires 20% or more of our outstanding common shares or an offer to purchase 20% or more of our common shares is announced or commenced, unless such acquisition or offer is approved by our board of directors or otherwise meets certain criteria. After any such event, our shareholders (other than the acquiror or offeror, as the case may be) will be entitled to purchase additional common shares at 50% of the then-current market price. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and that do not otherwise meet certain criteria.

We have not paid dividends in the past and do not anticipate doing so in the future.

No dividends on our common shares has been paid by us to date. We anticipates that we will retain all future earnings and other cash resources for the future operation and development of our business. Additionally, we do not intend to declare or pay any cash dividends in the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors, after taking into account many factors, including our operating results, financial condition, and current and anticipated cash needs.

USE OF PROCEEDS

The selling securityholder will receive all of the proceeds from the sale of common shares pursuant to this prospectus. We will not receive any of the proceeds from such sales.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

SELLING SECURITYHOLDERS

The selling securityholder, including its transferees, pledgees or donees or its successors, may from time to time offer and sell up to 6,056,180 shares of our common stock pursuant to this prospectus. The selling securityholder may offer all, some or none of such common shares.

The table below sets forth the number of common shares that the selling securityholder beneficially owned prior to the offering and the number of such shares being registered for sale by the selling shareholder under this prospectus. The percentage of outstanding common shares beneficially owned prior to the offering is based on 116,892,668 common shares outstanding as of June 30, 2007. The percentage of outstanding common shares beneficially owned after the offering assumes that all of the common shares registered by the selling shareholder under this prospectus have been sold. The selling securityholder identified below may sell, transfer or otherwise dispose of all or a portion of the common shares in transactions exempt from the registration requirements of the Securities Act. Information about the selling securityholder may change from time to time. Any changed information will be set forth in prospectus supplements, in post-effective amendments to the registration statement of which this prospectus forms a part or in related registration statements, as required.

The selling securityholder may from time to time on one or more occasions offer and sell any or all of its common shares that are registered under this prospectus. The registration of the common shares held by the selling securityholder does not necessarily mean that the selling securityholder will offer or sell any of its shares. For information on the procedure for sales by the selling securityholder, read the disclosure under the heading “Plan of Distribution” below.

Name of Selling Securityholder	Common Shares Beneficially Owned Prior to the Offering	Percentage of Common Shares Beneficially Owned Prior to the Offering(1)	Common Shares That May be Offered Hereby	Common Shares Beneficially Owned After the Offering	Percentage of Common Shares Beneficially Owned After the Offering(1)
Newmont Mining Corporation(2)(3)	6,056,180	5.2	6,056,180	Nil	Nil
__________

(1)	Calculated based on 116,892,668 common shares outstanding as of June 30, 2007.

(2)	Newmont beneficially owns warrants exercisable for 6,056,180 shares of common stock, which warrants are held directly by its wholly-owned subsidiary, Hospah Coal Company (“Hospah”).

(3)
Upon acquiring the Mine from Hospah, the Company granted Hospah a perpetual net smelter return royalty ranging, according to location, from 0.5% to 2.0% on any newly mined ore; and a net operating cash flow royalty equal to 50% of the proceeds received from the sale of gold and silver produced from materials in place on the heap leach pads on the date of the acquisition, less certain operating costs, capital expenses and other allowances and adjustments.

PLAN OF DISTRIBUTION

The selling securityholder may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be described in the applicable prospectus supplement. The selling securityholder has reserved the right to sell the securities directly to investors in those jurisdictions where the selling securityholder is authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

The selling securityholder, and its respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. The selling securityholder may, from time to time, authorize dealers, acting as its agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If the selling securityholder uses underwriters to sell securities, the selling securityholder will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by the selling securityholder to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, the selling securityholder will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling securityholder, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates or the selling securityholders in the ordinary course of business.

The selling securityholder and brokers dealers, if any, acting in connection with these sales might be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

We have advised the selling securityholder that during such time as the selling securityholder may be engaged in a distribution of the securities covered by this prospectus, the selling securityholder is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common shares.

There can be no assurance that the selling securityholder will sell any or all of the securities covered by this prospectus.

LEGAL MATTERS

The validity of the common shares sold hereunder will be passed upon for us by Cassels Brock & Blackwell LLP.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2006, have been so incorporated in reliance on the report of HJ & Associates, L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

6,056,180 Shares

Western Goldfields Inc.

Common Shares

_______________

Prospectus

2007

_______________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling securityholder.

Securities and Exchange Commission registration fee	$511
Printing fees	2,000
Accountant’s fees and expenses	5,000
Legal fees and expenses	5,000
Total(1)	$12,511
__________
(1) The amounts set forth above are estimates except for the Securities and Exchange Commission registration fee.

Item 15. Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (as amended effective August 1, 2007), a corporation may indemnify a present or former director or officer or a individual who acts or acted at the corporation’s request as a director or officer or in a similar capacity of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative investigative or other proceeding to which he or she or he is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the company or, as the case may be, to the best interest of the other entity for which the individual acted at the corporation's request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that his or her conduct was lawful. Our by-laws provide for an indemnity for individuals discussed above that mirror the provisions of the Business Corporations Act (Ontario).  Our by-laws further provide that we may, to the extent permitted by the Business Corporations Act (Ontario), purchase and maintain insurance for the benefit of any of the individuals discussed above.

We have purchased an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers.

We have entered into indemnification agreements with our directors and officers. Under the indemnification agreements, if the indemnitee is a party to an action or is threatened to be made party to an action, or is a witness on our behalf or on behalf of our affiliate(s), because of his service to us as an officer, director, or another entity in any capacity at our request, we are obligated to defend, indemnify, and hold harmless the indemnitee against judgments, fines, settlement payments and expenses, reasonable attorneys’ fees, expenses and costs of investigation, and any related appeals. Notwithstanding the foregoing, we are not obligated to indemnify the indemnitee where a judgment or final adjudication adverse to the indemnitee shows (1) he did not act honestly and in good faith with a view to the best interest of the Registrant or, as the case may be, to the best interest of the other entity for which the individual acted at the Registrant's request or (2) in the case of criminal or administrative action enforced by monetary penalty, such individual had reasonable grounds to believe that his conduct was lawful. If the indemnitee is only partially successful, we will indemnify the indemnitee to the extent he was successful. We will advance funds to the indemnitee to pay expenses incurred in defending an action in advance of to its final disposition, however, the indemnitee must repay such advances if a court determines that the indemnitee was not entitled to such advances. The indemnification agreement will continue until the later of (1) 6 years after the indemnitee has ceased to serve as an officer, director, or another entity in any capacity at our request, or (2) the final termination of all pending or threatened actions involving the indemnitee.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

a. The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)
that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424 (b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430 B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

b.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, province of Ontario.

Western Goldfields Inc.

Dated: August 3, 2007	By:	/s/ Raymond W. Threlkeld
Name: Raymond W. Threlkeld
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*
Raymond W. Threlkeld	President, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2007

/s/ Brian Penny
Brian Penny	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	August 3, 2007

*
Randall Oliphant	Chairman	August 3, 2007

*
Vahan Kololian	Director	August 3, 2007

*
Martyn Konig	Director	August 3, 2007

*
Gerald Ruth	Director	August 3, 2007

* By	/s/ Brian Penny
Attorney - in - fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative of Western Goldfields Inc.has duly caused this the registration statement to be signed on its behalf by the undersigned, solely in it capacity as the duly authorized representative of the registrant in the United States.

Dated: August 3, 2007	Western Goldfields (USA), Inc.

	By:	/s/ Brian Penny
Name: Brian Penny
Title: Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1 *	Form of certificate representing Western Goldfields Inc. common shares

4.2 **	Warrant, dated November 7, 2003, by Western Goldfields, Inc. in favor of Hospah Coal Company

4.3 **	Warrant, dated March 16, 2004, by Western Goldfields, Inc. in favor of Hospah Coal Company

4.4 **	Warrant, dated March 16, 2004, by Western Goldfields, Inc. in favor of Hospah Coal Company

5.1 **	Opinion of Cassels Brock & Blackwell LLP.

23.1 *	Consent of HJ & Associates, LLC.

23.2 **	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).

24.1 **	Power of Attorney (included on the signature page of this registration statement).

* Filed herewith.
** Previously filed